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                                                                  EXHIBIT (A)(4)

                               OFFER TO PURCHASE
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)
                                      OF
                           SMT HEALTH SERVICES INC.
                                      AT
                         $11.75 NET PER SHARE IN CASH
                                      BY
                        THREE RIVERS ACQUISITION CORP.
                         A WHOLLY OWNED SUBSIDIARY OF
                          THREE RIVERS HOLDING CORP.

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON MONDAY, JULY 28, 1997, UNLESS THE OFFER IS EXTENDED.


                                                                  June 30, 1997
To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

  We have been appointed by Three Rivers Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Three Rivers Holding Corp. ("Parent"), to act as Dealer Manager in connection with the Purchaser's offer to purchase all outstanding shares of Common Stock, $.01 par value (the "Shares"), of SMT Health Services Inc., a Delaware corporation (the "Company"), including the associated Rights (as hereinafter defined), at a purchase price of $11.75 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated June 30, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") enclosed herewith. Unless the context otherwise requires, all references herein to Shares shall include the associated Rights (as defined in the Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent, dated as of November 8, 1995, as amended June 23, 1997 (the "Rights Agreement")). The Offer is being made pursuant to an Agreement and Plan of Merger dated as of June 24, 1997 (the "Merger Agreement"), among Parent, the Purchaser and the Company. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Offer to Purchase.

  Please furnish copies of the enclosed materials to those of your clients for whom you hold Shares registered in your name or in the name of your nominee. Enclosed herewith are copies of the following documents:

    1. The Offer to Purchase dated June 30, 1997;

    2. The Letter of Transmittal to be used by stockholders of the Company accepting the Offer and tendering Shares pursuant thereto;

    3. The Letter to Stockholders of the Company from the President, Chief Executive Officer and Chairman of the Board of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9;
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    4. A letter that may be sent to your clients for whose account you hold
  Shares in your name or in the name of your nominee, with space provided for obtaining such client's instructions with regard to the Offer;

    5. The Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing Shares are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase);

    6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    7. A return envelope addressed to the Depositary.

  WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JULY 28, 1997, UNLESS THE OFFER IS EXTENDED.

  THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE (X) THAT NUMBER OF OUTSTANDING SHARES WHICH, TOGETHER WITH THE OUTSTANDING SHARES SUBJECT TO THE STOCKHOLDER AGREEMENT THAT SHALL NOT HAVE BEEN SO TENDERED, WOULD REPRESENT AT LEAST A MAJORITY OF ALL OUTSTANDING SHARES (FOR PURPOSES OF THIS CLAUSE (X) ONLY, "SHARES" SHALL BE DEEMED TO REFER ONLY TO SHARES OUTSTANDING AS OF THE DATE OF THE MERGER AGREEMENT) AND (Y) THAT NUMBER OF SHARES WHICH, TOGETHER WITH THE SHARES SUBJECT TO THE STOCKHOLDER AGREEMENT THAT SHALL NOT HAVE BEEN SO TENDERED, WOULD REPRESENT AT LEAST A MAJORITY OF THE FULLY DILUTED SHARES (DETERMINED ON A FULLY DILUTED BASIS FOR ALL OUTSTANDING STOCK OPTIONS, WARRANTS AND ANY OTHER RIGHTS TO ACQUIRE SHARES) AND (2) THE COMPANY HAVING OBTAINED CERTAIN AMENDMENTS TO, AND CONSENTS WITH RESPECT TO, EXISTING EQUIPMENT LEASE AND OTHER FINANCING ARRANGEMENTS. THE OFFER IS NOT CONDITIONED ON OBTAINING FINANCING.

  THE OFFER IS ALSO SUBJECT TO OTHER TERMS AND CONDITIONS CONTAINED IN THE OFFER TO PURCHASE. SEE THE INTRODUCTION AND SECTIONS 1, 12, 14 AND 15 OF THE OFFER TO PURCHASE.

  The Board of Directors of the Company has unanimously approved the Merger Agreement and has determined that the Offer and the Merger are fair to and in the best interests of the stockholders of the Company and recommends that all of the stockholders of the Company accept the Offer, tender their Shares (including the associated Rights) and approve the Merger Agreement and the Merger, if required by law.

  Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of the Offer as so extended or amended), the Purchaser will purchase, by accepting for payment, and will pay for all Shares validly tendered on or prior to the Expiration Date and not properly withdrawn (in accordance with the procedures set forth in Section 3 of the Offer to Purchase), promptly after the Expiration Date. Payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for Shares (or Book-Entry Confirmation) pursuant to the procedures set forth in Section 2 of the Offer to Purchase, (ii) a Letter of Transmittal (or a facsimile copy thereof), properly completed and duly executed, or an Agent's Message, and
(iii) any other documents required by the Letter of Transmittal.

  PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JULY 28, 1997, UNLESS THE OFFER IS EXTENDED. WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY.

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  Neither the Purchaser nor Parent will pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager, the Depositary and MacKenzie Partners, Inc., the Information Agent, as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. You will be reimbursed upon request for reasonable expenses incurred by you in forwarding the enclosed offering materials to your customers.

  The Purchaser will pay or cause to be paid any stock transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed material may be obtained from, MacKenzie Partners, Inc., the Information Agent, at 156 Fifth Avenue, New York, NY 10010, (800) 322-2885, or Donaldson, Lufkin & Jenrette Securities Corporation, the Dealer Manager, at 2121 Avenue of the Stars, Los Angeles, CA 90067, (310) 282-5597 (Collect).

                                          Very truly yours,

                                          Donaldson, Lufkin & Jenrette
                                          Securities Corporation

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, PARENT, THE DEALER MANAGER, THE DEPOSITARY, THE INFORMATION AGENT OR ANY AFFILIATE THEREOF OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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